DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:                            July 23, 2009

Contacts:                     Kevin T. Bottomley                                                                                     L. Mark Panella
  President and CEO                                                                                     Executive Vice President and CFO

Phone:                         (978) 739-0263                                                                                       (978) 739-0217
Email:                          kevin.bottomley@danversbank.com                                                        mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three and Six Months Ended June 30, 2009

DANVERS, MASSACHUSETTS (July 23, 2009): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net income of $135,000 for the quarter ended June 30, 2009 compared to $542,000 for the same quarter in 2008.  Higher deposit insurance premiums related to the FDIC’S special assessment, higher provision for loan losses and transaction expenses associated with the proposed Beverly National Corporation acquisition more than offset measurable increases in net interest income and non-interest income for the second quarter.  In particular, net interest income improved by $945,000, or 7.8%, compared to the same period in 2008.

For the six months ended June 30, 2009, the Company recorded net income of $1.5 million compared to a net loss of $2.7 million for the same time period in 2008.  Lower non-interest expense and an increase in net interest income were somewhat offset by lower non-interest income and a higher provision for loan losses between the two periods.  The loss for the first six months of 2008 was due primarily to two non-recurring items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation (the ‘‘Foundation”) and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan. Both charges are directly related to the Company’s conversion in January 2008 from a mutual form of organization to a public stock holding company.

Compared to the quarter ended March 31, 2009, net income decreased to $135,000 from net income of $1.4 million.  Increases in the provision for loan losses, the FDIC’s special deposit insurance assessment, and transaction expenses associated with the proposed Beverly National Corporation acquisition, were the primary reasons for the decline.

Second quarter financial highlights include:

•	13% annualized growth in gross loans;
•	33% annualized growth in total deposits;
•	Non-performing assets to total assets of 0.79% compared to 0.71% for Q2 ‘08 and 0.55% for Q1 ‘09;
•	Net interest margin of 3.13% compared to 3.38% for Q2 ‘08 and 3.06% for Q1 ‘09;
•	Net interest income increased 8% compared to Q2 ‘08;
•	Net interest income increased 4% compared to Q1 ‘09;
•	Non-interest income increased 10% compared to Q2 ‘08; and
•	Non-interest income increased 4% compared to Q1 ‘09.

“We were pleased by the continued strong growth in our deposits and the modest improvement of seven basis points in our net interest margin,” stated Kevin T. Bottomley, President and CEO.

DANVERS BANCORP, INC.

Earnings per share basic and diluted for the second quarter of 2009 and 2008 were $0.01 and $0.03, respectively.  Earnings per share basic and diluted for the six months ended June 30, 2009 were $0.09.  Earnings per share are not applicable for year to date and quarterly periods prior to June 30, 2008 as the Company did not issue stock until January 10, 2008.

Merger

On June 16, 2009, the Company entered into a merger agreement with Beverly National Corporation.  The Agreement and Plan of Merger with Beverly National Corporation provides for the proposed merger of Beverly National Corporation with and into the Company.  Consummation of the merger is subject to a number of customary conditions including the receipt of all necessary regulatory and shareholder approvals.

Dividend Declared

The Board of Directors of the Company has declared a cash dividend on its common stock of $0.02 per share.  The dividend will be paid on or after August 21, 2009 to shareholders of record as of August 7, 2009.

2009 Earnings Summary

The Company’s net interest income increased by $945,000, or 7.8%, during the second quarter of 2009 compared with the same period in 2008.  For the comparable six month period ended June 30, 2009, net interest income increased $2.9 million.  These increases were attributable to the Company’s significant loan growth during the comparable three and six month periods.  Net loans increased $42.4 million during the quarter and $68.9 million for the six months ended June 30, 2009.  In addition, total interest expense declined by $1.8 million between the comparable six month periods.  The Company’s net interest income, during the second quarter of 2009, increased $553,000, or 4.4%, when compared to the first quarter of 2009.  The Company’s net interest margin (“NIM”) was 3.13% for the quarter ended June 30, 2009, a 25 basis point decrease when compared to the second quarter of 2008, and a 7 basis point increase when compared to the first quarter of 2009.

Non-interest income for the second quarter of 2009 totaled $1.8 million, an increase of $168,000, or 10.3%, compared to the second quarter of 2008.  Increases in gains on sales of loans and service charges on deposits were offset by decreases in gains on sales of securities and income on bank-owned life insurance during the period.  For the six months ended June 30, 2009, non-interest income decreased by $379,000, or 9.7%, compared to the same period in 2008.  Decreases in loan servicing revenue and the absence of gains from securities sales were slightly offset by increases in gains on sales of loans and service charges on deposits.  Non-interest income improved slightly by $65,000 for the second quarter when compared to the first quarter of 2009, due primarily to an increase in service charges on deposits.

Non-interest expense increased by $2.9 million, or 26.7%, for the second quarter of 2009 as compared to the same period in 2008.  The Company experienced increases in salaries and employee benefits, deposit insurance, outside services, occupancy and other operating expense during the second quarter.  Deposit insurance increased by $1.1 million and was impacted by generally higher insurance premiums that included a special assessment of $810,000.  The increase in salaries and employee benefits during the quarter was the result of additions to staff as the Company continues to expand its branch footprint and lending activities and general salary administration related to the expansion of the franchise since conversion.  These increases were partially offset by a decrease in other real estate owned expense of $721,000.  Non-interest expense increased by $1.8 million for the second quarter when compared to the first quarter of 2009.  This included increases in deposit insurance expense, outside services, salaries and employee benefits and other operating expense of $808,000, $326,000, $275,000 and $418,000, respectively. These increases were offset by a decrease in occupancy expense of $126,000.  Included in the increase in outside services expense are $240,000 in transaction expenses associated with the proposed Beverly National Corporation transaction.

For the first six months of 2009, the Company’s overall non-interest expenses declined $7.0 million when compared to 2008 as a result of the aforementioned charges for the Charitable Foundation, accelerated vesting and payout of the phantom stock plan as well as a $1.4 million decline in other real estate owned expense.

DANVERS BANCORP, INC.

Balance Sheet Summary

Total assets increased by $79.5 million, or 4.6%, from $1,727.8 million at December 31, 2008 to $1,807.3 million at June 30, 2009.  Net loans have increased by $68.9 million, or 6.2%, during the first six months of the year.  During the same time period, securities have decreased $49.3 million, or 10.0%.  This change in the Company’s asset mix is the combination of cash flow from the Company’s investment portfolio and the credit opportunities that continue to present themselves in the Company’s primary markets.  During the fourth quarter of 2008, management chose to purchase a number of callable agency securities that were directly funded with overnight FHLB borrowings.  Over the past six months, the Company has experienced steady cash flow from both investment calls and amortization from the mortgage-backed securities portfolio and as a result management has been able to fund the majority of the Company’s loan origination activities with this cash flow.  The Company has also experienced very strong deposit growth during the first six months of 2009 and has utilized these cash flows to fund the balance of its loan originations and retire overnight borrowings.  Deposit balances increased by $182.1 million, or 16.3%, for the first six months of 2009.  Total borrowings decreased by $94.2 million during the same period.

The Company continued to experience strong loan demand during the second quarter of 2009. The major increases occurred in the commercial real estate and C&I loan segments with growth of $23.2 million and $11.3 million, respectively. Gross loans have increased $70 million for the first six months of the year.

“Loan growth during the second quarter remained robust.  We believe that the same underlying conditions will continue to present us with excellent opportunities to expand our portfolio with strong and diversified credits,” noted Bottomley.

The Company experienced some deterioration in its asset quality metrics for the quarter ended June 30, 2009.  Non-performing assets as a percentage of total assets increased to 79 basis points, up from 55 basis points at March 31, 2009 and 41 basis points at December 31, 2008.  Non-performing assets were 71 basis points at June 30, 2008.  Non-performing assets totaled $14.2 million at June 30, 2009, and were composed of $8.9 million in loans that are considered impaired and on non accrual, $3.6 million in troubled debt restructures (TDR’s) and $1.7 million in other real estate owned (OREO).

All of the credits classified as TDR’s were performing in accordance with their modified terms and conditions at June 30, 2009.  Of the total OREO balance, $1.6 million represents one lending relationship that has been reduced from a non-performing loan balance of $2.6 million prior to being transferred into OREO.  The remainder of the impaired loan balances are fairly evenly split between commercial and residential credits with no particular business segment or industry concentration.

In general, the trends associated with the Company’s asset quality measures are a reflection of some of the challenges in both the local and national economy and despite some of the migration to non-performing status, the Company’s delinquency trends continue to be stable and favorable when compared to industry peers.  Total loans 30-89 days past due have actually declined between the first and second quarter of 2009.  The second quarter provision for loan losses was $1.2 million compared to $1.1 million for the same period in 2008 and $760,000 when compared to the first quarter of 2009.  The growth of the loan portfolio and to a lesser extent the establishment of specific reserves were the primary reasons for the increase.  The allowance for loan losses increased by $174,000, or 1.4%, during the second quarter of 2009 and represented 1.07% of loans at June 30, 2009 compared to 1.08% at December 31, 2008.  The allowance represents 101.41% of non-performing loans at June 30, 2009.

Deposits increased by $182.1 million, or 16.3%, to $1,300.4 million at June 30, 2009 compared to $1,118.3 million at December 31, 2008.  For the first six months, the Company has experienced increases in all deposit categories and through a number of deposit gathering channels.  This includes, but is not limited to, certain online and electronic banking initiatives and the continued expansion of the Company’s branch footprint.  In addition, the franchise continues to benefit from the current rate environment and steady flow of deposit balances from some of the larger banking franchises to the community institutions.  Despite the low levels of short-term interest rates, the Company has experienced considerable success at raising “core” deposit balances.

DANVERS BANCORP, INC.

Advances from the Federal Home Loan Bank of Boston (FHLBB) decreased by $139.8 million, or 46.3%, at June 30, 2009 compared to December 31, 2008.  Management chose to replace the Company’s overnight borrowing with the aforementioned deposit inflows and in the process has lessened the Company’s immediate reliance on the FHLBB for short-term funding.  The Company still had approximately $162 million in various longer term advances with the FHLBB at June 30.  The Company also chose to expand its funding alternatives by borrowing from the Federal Reserve Bank (FRB) Discount Window via the FRB’s Term Auction Facility (“TAF”).  The Company borrowed $45.0 million in 84-day TAF funding in April 2009 at a highly competitive overnight rate.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.8 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 16 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington, and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including commercial and industrial, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers; funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,’ and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2008 Form 10-K, issued March 16, 2009, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
	2009	2008
	(In thousands)
ASSETS
Cash and cash equivalents	$87,612	$33,129
Certificates of deposit	10,499	10,291
Securities available for sale, at fair value	441,569	490,845
Loans held for sale	1,428	-
Loans	1,188,419	1,118,948
Less allowance for loan losses	(12,719)	(12,133)
Loans, net	1,175,700	1,106,815

Federal Home Loan Bank stock, at cost	14,001	14,001
Premises and equipment, net	26,578	22,877
Bank-owned life insurance	25,148	24,826
Other real estate owned	1,674	1,158
Accrued interest receivable	6,928	7,457
Deferred tax asset, net	9,308	6,955
Other assets	6,892	9,455
	$1,807,337	$1,727,809

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand deposits	$144,952	$123,414
Savings and NOW accounts	206,980	176,365
Money market accounts	500,145	440,931
Term certificates over $100,000	278,112	242,846
Other term certificates	170,250	134,727
Total deposits	1,300,439	1,118,283
Short-term borrowings	74,822	168,276
Long-term debt	162,254	163,022
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	14,594	15,255
Total liabilities	1,582,074	1,494,801
Stockholders' equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.01 par value, 60,000,000 shares authorized; 17,842,500 shares issued and 17,128,800 shares outstanding at June 30, 2009 and 17,842,500
shares issued and outstanding at December 31, 2008	178	178
Additional paid-in capital	173,772	174,510
Retained earnings	68,722	67,854
Accumulated other comprehensive income	3,418	4,026
Unearned restricted shares	(7,624)	-
Unearned compensation - ESOP, 1,320,345 shares and 1,356,030 shares at
June 30, 2009 and December 31, 2008, respectively	(13,203)	(13,560)
Total stockholders' equity	225,263	233,008
	$1,807,337	$1,727,809

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$16,612	$15,798	$32,319	$31,418
Interest on debt securities:
Taxable	5,096	4,888	10,518	9,680
Non-taxable	220	194	423	383
Dividends on equity securities	1	102	1	210
Interest on cash equivalents and certificates of deposit	98	155	195	683
Total interest and dividend income	22,027	21,137	43,456	42,374

Interest expense:
Interest on deposits:
Savings and NOW accounts	647	551	1,195	1,211
Money market accounts	2,960	2,695	5,883	6,024
Term certificates	3,004	3,321	6,031	7,594
Interest on short-term borrowings	79	198	207	319
Interest on long-term debt and subordinated debt	2,303	2,283	4,625	4,612
Total interest expense	8,993	9,048	17,941	19,760
Net interest income	13,034	12,089	25,515	22,614
Provision for loan losses	1,200	1,075	1,960	1,675
Net interest income, after provision for loan losses	11,834	11,014	23,555	20,939

Non-interest income:
Service charges on deposits	846	656	1,634	1,286
Loan servicing fees	19	52	29	111
Gain on sales of loans	344	35	685	96
Gain on sales of other real estate owned	-	-	29	-
Net gain on sales of securities	-	141	-	913
Net increase in cash surrender value of bank-owned life insurance	185	241	322	600
Other operating income	409	510	842	914
Total non-interest income	1,803	1,635	3,541	3,920

Non-interest expenses:
Salaries and employee benefits	7,248	5,604	14,221	15,640
Occupancy	1,378	1,185	2,882	2,495
Equipment	819	794	1,587	1,547
Outside services	569	269	812	551
Contribution to the Danversbank Charitable Foundation	-	-	-	6,850
Other real estate owned expense	171	892	296	1,686
Deposit insurance expense	1,254	191	1,700	342
Other operating expense	2,160	1,801	3,902	3,282
Total non-interest expenses	13,599	10,736	25,400	32,393
Income (loss) before income taxes	38	1,913	1,696	(7,534)
Provision (benefit) for income taxes	(97)	1,371	178	(4,820)
Net income (loss)	$135	$542	$1,518	$(2,714)

Weighted-average shares outstanding:
Basic	15,949,439	16,433,139	16,161,734	N/A
Diluted	16,011,626	16,433,139	16,193,583	N/A

Earnings per share:
Basic	$0.01	$0.03	$0.09	N/A
Diluted	$0.01	$0.03	$0.09	N/A

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30,	March 31,
	2009	2009
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$16,612	$15,707
Interest on debt securities:
Taxable	5,096	5,422
Non-taxable	220	203
Dividends on equity securities	1	-
Interest on cash equivalents and certificates of deposit	98	97
Total interest and dividend income	22,027	21,429

Interest expense:
Interest on deposits:
Savings and NOW accounts	647	548
Money market accounts	2,960	2,923
Term certificates	3,004	3,027
Interest on short-term borrowings	79	128
Interest on long-term debt and subordinated debt	2,303	2,322
Total interest expense	8,993	8,948
Net interest income	13,034	12,481
Provision for loan losses	1,200	760
Net interest income, after provision for loan losses	11,834	11,721

Non-interest income:
Service charges on deposits	846	788
Loan servicing fees	19	10
Gain on sales of loans	344	341
Gain on sales of other real estate owned	-	29
Net gain on sales of securities	-	-
Net increase in cash surrender value of bank-owned life insurance	185	136
Other operating income	409	434
Total non-interest income	1,803	1,738

Non-interest expenses:
Salaries and employee benefits	7,248	6,973
Occupancy	1,378	1,504
Equipment	819	768
Outside services	569	243
Other real estate owned expense	171	125
Deposit insurance expense	1,254	446
Other operating expense	2,160	1,742
Total non-interest expenses	13,599	11,801
Income before income taxes	38	1,658
Provision (benefit) for income taxes	(97)	275
Net income	$135	$1,383

Weighted-average shares outstanding:
Basic	15,949,439	16,376,388
Diluted	16,011,626	16,383,254

Earnings per share:
Basic	$0.01	$0.08
Diluted	$0.01	$0.08

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended June 30,
	2009				2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$42,563		$98	0.92%	$19,933		$155	3.11%
Debt securities: (2)
U.S. Government	520		3	2.31	2,083		22	4.22
Gov't-sponsored enterprises and
FHLMC	188,332		2,311	4.91	174,698		2,112	4.84
Mortgage-backed	234,042		2,780	4.75	221,759		2,750	4.96
Municipal bonds	21,692		220	4.06	19,068		194	4.07
Other	250		2	3.20	307		4	5.21
Equity securities	14,626		1	0.30	11,366		102	3.59
Real estate mortgages (3)	636,246		8,905	5.60	571,348		9,035	6.33
C&I loans (3)	441,482		6,599	5.98	351,522		5,952	6.77
IRBs (3)	81,037		966	4.77	51,247		622	4.85
Consumer loans (3)	7,349		142	7.73	9,439		189	8.01
Total interest-earning assets	1,668,139		22,027	5.28	1,432,770		21,137	5.90
Allowance for loan losses	(12,583)				(9,720)
Total earning assets less allowance
for loan losses	1,655,556				1,423,050
Non-interest-earning assets	104,369				101,510
Total assets	$1,759,925				$1,524,560

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$208,005		647	1.24	$182,872		551	1.21
Money market accounts	492,968		2,960	2.40	418,972		2,695	2.57
Term certificates (4)	418,722		3,004	2.87	330,434		3,321	4.02
Total deposits	1,119,695		6,611	2.36	932,278		6,567	2.82
Borrowed funds:
Short-term borrowings	80,205		79	0.39	45,449		198	1.74
Long-term debt	162,391		1,805	4.45	159,628		1,745	4.37
Subordinated debt	29,965		498	6.65	29,965		538	7.18
Total interest-bearing liabilities	1,392,256		8,993	2.58	1,167,320		9,048	3.10
Non-interest-bearing deposits	128,361				125,416
Other non-interest-bearing liabilities	13,565				393
Total non-interest-bearing liabilities	141,926				125,809
Total liabilities	1,534,182				1,293,129
Stockholders' equity	225,743				231,431
Total liabilities and stockholders' equity	$1,759,925				$1,524,560

Net interest income			$13,034				$12,089
Net interest rate spread (5)				2.70%				2.80%
Net interest-earning assets (6)	$275,883				$265,450
Net interest margin (7)				3.13%				3.38%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.20	x			1.23	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Term certificates include brokered and non-brokered CDs.
(5) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Six Months Ended June 30,
	2009				2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$35,043		$195	1.11%	$44,142		$683	3.09%
Debt securities: (2)
U.S. Government	1,027		14	2.73	2,042		45	4.41
Gov't-sponsored enterprises and
FHLMC	193,378		4,749	4.91	178,128		4,307	4.84
Mortgage-backed	238,959		5,751	4.81	209,039		5,319	5.09
Municipal bonds	20,830		423	4.06	18,831		383	4.07
Other	250		4	3.20	317		9	5.68
Equity securities	14,626		1	0.01	11,029		210	3.81
Real estate mortgages (3)	621,137		17,330	5.58	565,553		18,098	6.40
C&I loans (3)	439,138		12,823	5.84	331,587		11,734	7.08
IRBs (3)	77,952		1,857	4.76	49,145		1,205	4.90
Consumer loans (3)	7,991		309	7.73	9,398		381	8.11
Total interest-earning assets	1,650,331		43,456	5.27	1,419,211		42,374	5.97
Allowance for loan losses	(12,464)				(9,478)
Total earning assets less allowance
for loan losses	1,637,867				1,409,733
Non-interest-earning assets	102,310				97,477
Total assets	$1,740,177				$1,507,210

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$196,923		1,195	1.21	$179,542		1,211	1.35
Money market accounts	479,715		5,883	2.45	402,571		6,024	2.99
Term certificates (4)	399,410		6,031	3.02	350,738		7,594	4.33
Total deposits	1,076,048		13,109	2.44	932,851		14,829	3.18
Borrowed funds:
Short-term borrowings	104,246		207	0.39	36,163		319	1.76
Long-term debt	162,585		3,594	4.42	152,534		3,434	4.50
Subordinated debt	29,965		1,031	6.88	29,965		1,178	7.86
Total interest-bearing liabilities	1,372,844		17,941	2.61	1,151,513		19,760	3.43
Non-interest-bearing deposits	126,514				145,999
Other non-interest-bearing liabilities	13,508				3,260
Total non-interest-bearing liabilities	140,022				149,259
Total liabilities	1,512,866				1,300,772
Stockholders' equity	227,311				206,438
Total liabilities and stockholders' equity	$1,740,177				$1,507,210

Net interest income			$25,515				$22,614
Net interest rate spread (5)				2.66%				2.54%
Net interest-earning assets (6)	$277,487				$267,698
Net interest margin (7)				3.09%				3.19%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.20	x			1.23	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Term certificates include brokered and non-brokered CDs.
(5) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended
	June 30, 2009				March 31, 2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$42,563		$98	0.92%	$27,475		$97	1.41%
Debt securities: (2)
U.S. Government	520		3	2.31	1,538		11	2.86
Gov't-sponsored enterprises and
FHLMC	188,332		2,311	4.91	198,460		2,439	4.92
Mortgage-backed	234,042		2,780	4.75	243,959		2,970	4.87
Municipal bonds	21,692		220	4.06	19,960		203	4.07
Other	250		2	3.20	250		2	3.20
Equity securities	14,626		1	0.30	14,626		-	-
Real estate mortgages (3)	636,246		8,905	5.60	605,871		8,425	5.56
C&I loans (3)	441,482		6,599	5.98	436,752		6,225	5.70
IRBs (3)	81,037		966	4.77	74,833		890	4.76
Consumer loans (3)	7,349		142	7.73	8,641		167	7.73
Total interest-earning assets	1,668,139		22,027	5.28	1,632,365		21,429	5.25
Allowance for loan losses	(12,583)				(12,341)
Total earning assets less allowance
for loan losses	1,655,556				1,620,024
Non-interest-earning assets	104,369				100,126
Total assets	$1,759,925				$1,720,150

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$208,005		647	1.24	$185,714		548	1.18
Money market accounts	492,968		2,960	2.40	466,267		2,923	2.51
Term certificates (4)	418,722		3,004	2.87	379,904		3,027	3.19
Total deposits	1,119,695		6,611	2.36	1,031,885		6,498	2.52
Borrowed funds:
Short-term borrowings	80,205		79	0.39	128,388		128	0.40
Long-term debt	162,391		1,805	4.45	162,781		1,789	4.40
Subordinated debt	29,965		498	6.65	29,965		533	7.11
Total interest-bearing liabilities	1,392,256		8,993	2.58	1,353,019		8,948	2.65
Non-interest-bearing deposits	128,361				124,656
Other non-interest-bearing liabilities	13,565				13,572
Total non-interest-bearing liabilities	141,926				138,228
Total liabilities	1,534,182				1,491,247
Stockholders' equity	225,743				228,903
Total liabilities and stockholders' equity	$1,759,925				$1,720,150

Net interest income			$13,034				$12,481
Net interest rate spread (5)				2.70%				2.60%
Net interest-earning assets (6)	$275,883				$279,346
Net interest margin (7)				3.13%				3.06%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.20	x			1.21	x

(1) Yields are annualized
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Term certificates include brokered and non-brokered CDs.
(5) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
SELECTED FINANCIAL RATIOS AND OTHER DATA
(Unaudited)

	At or For the		At or For the		At or For the
	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2009	2008	2009	2008	2009

Performance Ratios:

Return (loss) on assets (ratio of income to average total assets) (1)	0.03%	0.14%	0.17%	(0.36%)	0.32%
Return on equity (loss) (ratio of income to average equity) (1)	0.24%	0.94%	1.34%	(2.63%)	2.42%
Net interest rate spread (1) (2)	2.70%	2.80%	2.66%	2.54%	2.60%
Net interest margin (1) (3)	3.13%	3.38%	3.09%	3.19%	3.06%
Efficiency ratio (4)	91.45%	78.01%	87.21%	121.86%	82.79%
Non-interest expenses to average total assets (1)	3.09%	2.82%	2.92%	4.30%	2.74%
Average interest-earning assets to interest-bearing liabilities	1.20x	1.23x	1.20x	1.23x	1.21x

Asset Quality Ratios:

Non-performing assets to total assets	0.79%	0.71%	0.79%	0.71%	0.55%
Non-performing loans to total loans	1.05%	0.80%	1.05%	0.80%	0.73%
Allowance for loan losses to non-performing loans	101.41%	128.69%	101.41%	128.69%	149.54%
Allowance for loan losses to total loans	1.07%	1.03%	1.07%	1.03%	1.09%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	20.16%	24.35%	20.16%	24.35%	21.31%
Tier 1 risk-based capital (to risk-weighted assets)	19.18%	23.41%	19.18%	23.41%	20.31%
Tier 1 leverage capital (to average assets)	14.21%	17.07%	14.21%	17.07%	14.76%
Stockholders' equity to total assets	12.46%	15.28%	12.46%	15.28%	13.27%
Average stockholders' equity to average assets	12.83%	15.18%	13.06%	13.70%	13.31%
________________________________
(1)	Ratios for the three and six months ended June 30, 2009 and 2008 and three months ended March 31, 2009 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)
The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.